AnaptysBio Announces Second Quarter 2022 Financial Results and
Provides Pipeline Update
•Top-line data from the ongoing imsidolimab (anti-IL-36R Ab) HARP Phase 2 trial in moderate-to-severe hidradenitis suppurativa is anticipated in Q3 2022
•Top-line data from the ongoing rosnilimab (anti-PD-1 agonist Ab) AZURE Phase 2 trial in moderate-to-severe alopecia areata is anticipated in Q1 2023
SAN DIEGO, August 8, 2022 - AnaptysBio, Inc. (Nasdaq: ANAB), a clinical-stage biotechnology company focused on delivering innovative immunology therapeutics, today reported operating results for the second quarter ended June 30, 2022 and provided pipeline updates.
“We are excited with our progress as we continue to execute on our ongoing clinical studies and anticipate top-line data from the imsidolimab HARP Phase 2 trial in moderate-to- severe hidradenitis suppurativa later this quarter and are pleased to announce top-line data from the rosnilimab AZURE Phase 2 trial in moderate-to-severe alopecia areata is now accelerated into Q1 2023,” said Daniel Faga, interim president and chief executive officer of AnaptysBio. “With over $570 million in cash at the end of Q2, and reiterating 2022 net cash burn of $90 to $100 million, Anaptys is well capitalized to execute as we move forward in our strategic portfolio review.”
Imsidolimab (Anti-IL-36 receptor) Program
•Imsidolimab, our investigational wholly owned anti-IL-36R therapeutic antibody, is in Phase 3 trials in generalized pustular psoriasis (GPP), and we anticipate top-line data from the GEMINI-1 Phase 3 clinical trial in Q4 2023.
•We anticipate top-line data from the HARP Phase 2 trial in moderate-to-severe hidradenitis suppurativa in Q3 2022.
Rosnilimab (Anti-PD-1 agonist) Program
•Rosnilimab, our investigational wholly owned anti-PD-1 agonist therapeutic antibody, is in the AZURE Phase 2 clinical trial in moderate-to-severe alopecia areata, and we anticipate top-line data in Q1 2023.
ANB032 (Anti-BTLA agonist) Program
•ANB032, our investigational wholly owned anti-BTLA agonist antibody, recently demonstrated favorable safety and tolerability with no observed dose limiting toxicities and no serious adverse events (SAEs) reported, will be advancing with an IND filing for a Phase 2 clinical trial anticipated in Q4 2022.
Second Quarter Financial Results
•Cash, cash equivalents and investments totaled $572.1 million as of June 30, 2022, compared to $615.2 million as of December 31, 2021, for a decrease of $43.1 million. The decrease relates primarily to cash used for operating activities offset by cash received from stock option exercises. Reiterate anticipated 2022 net cash burn of $90 to $100 million.
•Collaboration revenue was $1.2 million and $2.2 million for the three and six months ended June 30, 2022, compared to $30.0 million and $41.3 million for the three months and six months ended June 30, 2021. The decrease relates primarily to two development milestones achieved for JEMPERLI for the three months ended June 30, 2021, and three development milestones achieved for JEMPERLI for the six months ended June 30, 2021, and no milestones achieved in 2022.
•Research and development expenses were $20.8 million and $43.4 million for the three and six months ended June 30, 2022, compared to $25.3 million and $49.5 million for the three and six months ended June 30, 2021. The decrease was due primarily to reduced imsidolimab manufacturing costs and clinical costs for the Company’s programs. The R&D non-cash stock-based compensation expense was $1.8 million and $3.4 million for the three and six months ended June 30, 2022, as compared to $1.4 million and $2.6 million in the same period in 2021.

•General and administrative expenses were $8.2 million and $18.4 million for the three and six months ended June 30, 2022, compared to$5.2 million and $10.7 million for the three and six months ended June 30, 2021. The increase was due primarily to $3.8 million of costs incurred from personnel changes in the first quarter of 2022 and non-cash stock compensation expense. The G&A non-cash stock-based compensation expense was $4.9 million and $11.0 million for the three and six months ended June 30, 2022, which includes $3.2 million of the $3.8 million one-time costs described earlier as compared to $2.3 million and $4.4 million in the same period in 2021.
•Net loss was $32.6 million and $68.8 million for the three and six months ended June 30, 2022, or a net loss per share of $1.15 and $2.46, compared to a net loss of $0.4 million and $18.6 million for the three and six months ended June 30, 2021, or a net loss per share of $0.02 and $0.68.
About AnaptysBio
AnaptysBio is a clinical-stage biotechnology company focused on delivering innovative immunology therapeutics. The Company’s proprietary anti-inflammatory pipeline includes imsidolimab, its anti-IL-36R antibody, previously referred to as ANB019, for the treatment of dermatological inflammatory diseases, including generalized pustular psoriasis, or GPP, and moderate-to-severe hidradenitis suppurativa; rosnilimab, its anti-PD-1 agonist program, previously referred to as ANB030, for the treatment of moderate-to-severe alopecia areata; and its anti-BTLA agonist program, ANB032, which is broadly applicable to human inflammatory diseases associated with lymphoid and myeloid immune cell dysregulation. AnaptysBio’s antibody pipeline has been developed using its proprietary somatic hypermutation, or SHM platform, which uses in vitro SHM for antibody discovery and is designed to replicate key features of the human immune system to overcome the limitations of competing antibody discovery technologies. AnaptysBio has also developed multiple therapeutic antibodies in an immuno-oncology collaboration with GSK, including an anti-PD-1 antagonist antibody (JEMPERLI (dostarlimab-gxly) GSK4057190), an anti-TIM-3 antagonist antibody (cobolimab, GSK4069889) and an anti-LAG-3 antagonist antibody (GSK4074386).
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the timing of the release of data from our clinical trials, including imsidolimab’s Phase 3 clinical trial in GPP, Phase 2 clinical trial in hidradenitis suppurativa, and rosnilimab’ s Phase 2 clinical trial in alopecia areata; and the timing of ANB032’s IND filing for a Phase 2 clinical trial; and our projected use of our cash resources. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company’s ability to fund development activities and achieve development goals, the company’s ability to protect intellectual property and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Contact:
Dennis Mulroy
AnaptysBio, Inc.
858.732.0201
dmulroy@anaptysbio.com

AnaptysBio, Inc.
Consolidated Balance Sheets
(in thousands, except par value data)
(unaudited)

	June 30, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$71,701	$495,729
Receivables from collaborative partners	1,033	876
Short-term investments	370,450	52,368
Prepaid expenses and other current assets	9,625	4,903
Total current assets	452,809	553,876
Property and equipment, net	2,059	2,283
Operating lease right-of-use assets	18,739	19,558
Long-term investments	129,985	67,097
Other long-term assets	256	256
Total assets	$603,848	$643,070
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,587	$1,741
Accrued expenses	16,714	12,853
Current portion of operating lease liability	1,570	1,505
Total current liabilities	19,871	16,099
Liability related to sale of future royalties	261,019	251,093
Operating lease liability, net of current portion	18,652	19,450
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized and no shares, issued or outstanding at June 30, 2022 and December 31, 2021, respectively	—	—
Common stock, $0.001 par value, 500,000 shares authorized, 28,231 shares and 27,647 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	28	28
Additional paid in capital	698,701	678,575
Accumulated other comprehensive loss	(3,861)	(422)
Accumulated deficit	(390,562)	(321,753)
Total stockholders’ equity	304,306	356,428
Total liabilities and stockholders’ equity	$603,848	$643,070

AnaptysBio, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Collaboration revenue	$1,216	$30,027	$2,186	$41,274
Operating expenses:
Research and development	20,844	25,314	43,360	49,499
General and administrative	8,171	5,246	18,374	10,669
Total operating expenses	29,015	30,560	61,734	60,168
Loss from operations	(27,799)	(533)	(59,548)	(18,894)
Other income (expense), net:
Interest income	1,107	104	1,449	299
Non-cash interest expense for the sale of future royalties	(5,868)	—	(10,722)	—
Other income, net	6	—	12	3
Total other income (expense), net	(4,755)	104	(9,261)	302
Net loss	(32,554)	(429)	(68,809)	(18,592)
Unrealized loss on available for sale securities	(1,427)	(65)	(3,439)	(172)
Comprehensive loss	$(33,981)	$(494)	$(72,248)	$(18,764)
Net loss per common share:
Basic and diluted	$(1.15)	$(0.02)	$(2.46)	$(0.68)
Weighted-average number of shares outstanding:
Basic and diluted	28,204	27,391	27,960	27,377